Exhibit 99.1

FOR IMMEDIATE RELEASE                                     CONTACT: OSCAR SURIS
                                                                 (954) 769-3576
                                                          SURISO@AUTONATION.COM


          AUTONATION, INC. ANNOUNCES RESIGNATION OF MICHAEL G. DEGROOTE
                            FROM BOARD OF DIRECTORS

FORT LAUDERDALE, FLA. (NOVEMBER 25, 2002) --- AUTONATION, INC. (NYSE: AN), announced today that Michael G. DeGroote has resigned from the Company's Board of Directors due to health reasons. DeGroote has been a member of the Company's Board since 1991.

"Michael has been a valued Board member and supporter of AutoNation's mission to be America's best run and most profitable automotive retailer," said AutoNation Chairman H. Wayne Huizenga. "Although we will miss his participation on the Board, I know we will be able to count on Michael's support in the future."

DeGroote said: "It has been tremendously satisfying to be a part of AutoNation's rise as America's largest automotive retailer. Looking ahead, I expect more great things to come from the solid executive team leading this Company."

ABOUT AUTONATION, INC.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America's largest retailer of both new and used vehicles. Ranked #101 on the 2002 Fortune 500 survey of America's largest corporations, AutoNation employs approximately 30,000 people and owns and operates 370 automotive retail franchises in 17 states. For additional information, please visit www.AutoNation.com, where consumers can find more than 83,000 vehicles available for sale, or visit http://corp.AutoNation.com.

FORWARD-LOOKING STATEMENTS

Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.